UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2013

First Internet Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900
(Registrant's Telephone Number, Including Area Code)

9200 Keystone Crossing, Suite 800, Indianapolis, Indiana 46240
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of March 6, 2013, First Internet Bancorp (the "Company") acquired an office building with approximately 52,000 square feet of office space and related real estate located at 11201 USA Parkway, Fishers, Indiana (the "Property") from an unaffiliated third party for an aggregate consideration of approximately $4.0 million. The Company acquired the Property for the current and future operations of the Company's banking subsidiary, First Internet Bank of Indiana (the "Bank"). The Bank intends to use the Property for some of its administrative operations and not as a branch or loan or deposit production office.

The Company borrowed $4.0 million for the purchase of the Property from the Bank pursuant to a Loan Agreement dated as of March 6, 2013 (the "Loan Agreement"). The scheduled maturity date of the term loan made pursuant to the Loan Agreement is March 6, 2014. The loan bears interest during the term at a variable rate equal to the then applicable prime rate (as determined by the Bank with reference to the "Prime Rate" published in The Wall Street Journal) plus 1.00% per annum. The Loan Agreement contains customary affirmative covenants and events of default. The loan amount shall be accelerated automatically in the event of a bankruptcy filing by, or similar insolvency event of, the Company. The Loan Agreement provides for the loan to be secured by a first priority mortgage and lien on the Property. The Loan Agreement requires that the Company maintain collateral securing the loan that has a value of not less than $5.2 million during the term of the loan.

On March 6, 2013, the Company entered into a lease (the "Lease") with the Bank for the Bank's use of approximately 15,250 square feet of office space at the Property. The Lease has an initial term of five years and provides for monthly rent in the amount of $18.50 per square foot during the term of the Lease. The Lease does not expressly provide for expansion or extension rights; however, the Company expects that the Bank will increase its use of the Property over time.

This summary is qualified by the full text of the Loan Agreement and the Lease, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Loan Agreement dated as of March 6, 2013, by and between the Company and the Bank.

10.2	Lease dated as of March 6, 2013, by and between the Company and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2013

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President- Finance and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of filing
10.1	Loan Agreement dated as of March 6, 2013, by and between the Company and the Bank.	Filed herewith
10.2	Lease dated as of March 6, 2013, by and between the Company and the Bank.	Filed herewith